UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 18, 2009 (September 17, 2009)
Champion Enterprises, Inc.

(Exact Name of Registrant as Specified in Its Charter)
Michigan

(State or Other Jurisdiction of Incorporation)

1-9751	38-2743168

(Commission File Number)	(IRS Employer Identification No.)

755 W Big Beaver Rd, Suite 1000, Troy, Michigan	48084

(Address of Principal Executive Offices)	(Zip Code)
(248) 614-8200

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On September 17, 2009, the Company’s Board of Directors approved a resolution that adopted an amendment to the Company’s Amended Bylaws (the “Bylaws”) to add a new section to Article XI of the Bylaws. The purpose of the amendment was to provide certain limitations on a future board’s ability to retroactively modify the company’s Bylaws to change indemnification obligations to officers and directors. The amended Bylaws became effective on September 17, 2009. The new section reads as follows:
“11.05 Amendment or Repeal of Article XI. No amendment or repeal of this Article XI shall apply to or have any effect on any current or former director or officer of the Corporation for or with respect to any acts or omissions of the director or officer occurring before the amendment or repeal. All rights under this Article XI, in the case of any current director or officer, vested as of the date of taking such office, and, in the case of any future director or officer, shall vest upon taking office.”

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHAMPION ENTERPRISES, INC.
By:	/s/ Roger K. Scholten
Roger K. Scholten
Senior Vice President, Secretary and General Counsel
Date: September 18, 2009